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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of our report dated February 15, 2000 included in Web Street, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP

Chicago, Illinois
April 28, 2000